                                                                EXHIBIT 10.29(a)

                            CARSON PIRIE SCOTT & CO.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          As Adopted Effective February 1, 1990 (and including amendments through ____________________________, 1996)

                            CARSON PIRIE SCOTT & CO.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                      As Adopted Effective February 1, 1990
               (and including amendments through October 4, 1994)

     This Plan, originally effective as of February 1, 1990, was adopted by P.A. Bergner & Co., the predecessor to Carson Pirie Scott & Co., as an unfunded plan for the purpose of providing supplemental retirement benefits to a select group of management or highly compensated employees.

     The Plan has been subsequently amended to clarify the Plan's vesting formula, to reflect the sponsor's corporate reorganization and to address the effect of a change in control. Such amendments, through October 4, 1994, are hereby reflected in this restated document.

                            CARSON PIRIE SCOTT & CO.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                      As Adopted Effective February 1, 1990
               (and including amendments through October 4, 1994)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1  -  DEFINITIONS                                                     1

ARTICLE 2  -  ELIGIBILITY AND PARTICIPATION                                   6

        2.1.  Eligibility                                                     6

        2.2.  Participation                                                   6

        2.3.  Re-Employed Participants                                        6

        2.4.  Termination of Participation                                    7

ARTICLE 3  -  VESTING AND FORFEITURES                                         8

        3.1.  Vesting                                                         8

        3.2.  Forfeiture Upon Death                                           8

        3.3.  Other Forfeitures                                               9

        3.4.  Non-Competition                                                 9

ARTICLE 4  -  RETIREMENT BENEFITS                                            11

        4.1.  Accrued Benefit                                                11

        4.2.  Time of Payment                                                12

        4.3.  Form of Payment                                                12

        4.4.  Death Benefit                                                  13

        4.5.  Optional Benefit Forms                                         13

        4.6.  Simultaneous Death                                             14

        4.7.  Designation of Beneficiary                                     14

ARTICLE 5  -  CLAIMS                                                         15

        5.1.  Claims Procedure                                               15

        5.2.  Claims Review Procedure                                        15

ARTICLE 6  -  COMMITTEES                                                     17

        6.1.  Quorum                                                         17

        6.2.  Duties                                                         17

        6.3.  Binding Authority                                              18

        6.4.  Exculpation                                                    18

        6.5.  Indemnification                                                19

        6.6.  Compensation                                                   19

        6.7.  Information                                                    19

        6.8.  Self-interest                                                  20

ARTICLE 7  -  GENERAL PROVISIONS                                             21

        7.1.  Non-Property Interest                                          21

        7.2.  Disclosure                                                     21

        7.3.  Other Rights                                                   21

        7.4.  Amendment or Termination                                       22

        7.5.  Severability                                                   22

        7.6.  No Employment Rights                                           22

        7.7.  Incapacity                                                     23

        7.8.  Absence of Security Interest                                   23

        7.9.  Transferability of Rights                                      23

        7.10. Governing Law                                                  24

ARTICLE 8  -  CHANGE IN CONTROL                                              25

        8.1   Effect of Change in Control on Vesting                         25

        8.2   Effect of Change in Control on Distributions                   25

        8.3.  Change in Control                                              26

                                    ARTICLE 1

                                   DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is required by the context:

1.1. "ACCRUED BENEFIT" means, with respect to each Participant, the amount determined in accordance with Section 4.1.

1.2. "ACTUARIAL ASSUMPTIONS" means the actuarial assumptions established from time to time by the Retirement Plan Committee in accordance with Section
       6.2. Initially, such actuarial assumptions shall be based or the 1983 Group Annuity Mortality Table and an 8% annual interest rate.

1.3. "AVERAGE COMPENSATION" means, with respect to each Participant, the average of such Participant's Compensation based on any five calendar years of the Company (whether or not consecutive) out of such Participant's last ten years of service as an Eligible Employee in which such Participant earned the highest amount of Compensation.

1.4.   "CAUSE" means any of the following:

       (i) fraud, embezzlement, theft or dishonesty against the Company or any of its subsidiaries or affiliates or the Board of Directors of the Company;

       (ii) any felony or misdemeanor involving moral turpitude for which a Participant is convicted or pleads nolo contendere or which, in the reasonable opinion of the

       Board of Directors of the Company, may cause embarrassment to the Company or any of its subsidiaries or affiliates;

       or

       (iii) any failure to follow reasonable directions or instructions of the Chief Executive Officer or Board of Directors of the Company or a breach of the Participant's material obligations under any employment agreement with the Company, and such failure or breach shall have continued for a period of 30 days after receipt of written notice thereof from the Chief Executive Officer or Board of Directors of the Company.

1.5. "CODE" means the Internal Revenue Code of 1986, amended from time to time.

1.6.   "COMPANY" means Carson Pirie Scott & Co., and its successors and assigns.

1.7. "COMPENSATION" means, with respect to any Participant during a calendar year, the base salary plus regular annual bonuses awarded under the Carson Pirie Scott & Co. Executive Bonus Plan, if any, paid to such Participant for service as an Eligible Employee during such calendar year, including salary deferral contributions made in accordance with
       Section 401(k) of the Code and deferrals to the Carson Pirie Scott & Co. Deferred Compensation Plan, but excluding any other compensation (including, but not limited to, amounts payable under the P. A. Bergner & Co. Incentive Compensation Plan, the Carson Pirie Scott & Co. 1993 Stock Incentive Plan, the Carson Pirie Scott & Co.

       Long-Term Incentive Plan, and any similar long-term incentive plan or incentive compensation plan, any special bonuses or any non-cash compensation, and any severance payments). Compensation paid to Participant for service as an Eligible Employee for less than a full calendar year shall not be annualized.

1.8. "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

1.9.   "EC BENEFIT" shall have the meaning set forth in Section 4.1.

1.10. "ELIGIBLE EMPLOYEE" MEANS any person who is an Employee and is eligible to participate in the Plan on or after February 1, 1990 in accordance with the provisions of Article II, except that any Employee with an individual supplemental retirement income arrangement with the Company or any of its subsidiaries or affiliates shall be eligible only to the extent provided in writing under such arrangement or other agreement with the Company.

1.11. "EMPLOYEE" means any person employed by the Company or any of its subsidiaries or affiliates other than as a director, consultant or independent contractor, and any other person who receives severance pay from the Company and is entitled to be treated as an employee in accordance with an employment agreement.

1.12. "EMPLOYERS" means the Company and any of its subsidiaries or affiliates participating in the Plan pursuant to a written designation of the Board of Directors of the Company.

1.13. "EXECUTIVE COMMITTEE" means the Executive Committee of the Company, the members of which are appointed from time to time by the Chief Executive Officer of the Company subject to written confirmation by the Compensation Committee or Board of Directors of the Company.

1.14.  "OFFSETS" shall have the meaning set forth in Section 4.1.

1.15. "PARTICIPANT" means any Eligible Employee who has received a written notice of his or her participation in the Plan or any former Eligible Employee who is entitled to benefits hereunder.

1.16. "PLAN" means the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.

1.17. "PLAN YEAR" means the twelve-month period commencing on February 1 of each year, beginning with February 1, 1990.

1.18. "RETIREMENT PLAN COMMITTEE" means the Retirement Plan Committee of the Company, the members of which are appointed from time to time by the Board of Directors of the Company.

1.19.  "SEC BENEFIT" shall have the meaning set forth in Section 4.1.

1.20. "SENIOR EXECUTIVE COMMITTEE" means the Senior Executive Committee of the Company, the members of which are appointed from time to time by the Chief Executive Officer of the Company, subject to written confirmation by the

       Compensation Committee or the Board of Directors of the Company.

1.21. "START-UP BENEFIT" means the initial amount, if any, of a Participant's Accrued Benefit as may be determined by the Compensation Committee in its sole discretion and set forth in a written notice of participation provided to the Participant upon his or her admission as a Participant in the Plan.

1.22.  "TOTAL DISABILITY" means any permanent mental or physical condition which
       (i) prevents a Participant from reasonably discharging the duties of his or her position, (ii) is attested to in writing from time to time by a physician selected by the Company and reasonably acceptable to the Participant, and (iii) has continued for at least 6 consecutive months or for a period aggregating 6 months in any period of 18 consecutive months for the same or related condition.

1.23. "YEAR OF SERVICE" means, with respect to each Participant, each twelve-month period of service as an Employee without duplication. Periods of service of fewer than twelve months shall be disregarded.

1.24. "VESTED ACCRUED BENEFIT" means, as of any determination date, the vested portion of a Participant's Accrued Benefit determined in accordance with
       Article 3 and the actuarial assumptions in effect on the date of the Participant's termination of his or her status as an Employee.

                                    ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION

2.1. Eligibility. Each Employee who is a member of the Senior Executive Committee or Executive Committee shall be eligible to participate in the Plan, subject to written approval of such eligibility and participation by the Compensation Committee in its sole discretion. In addition, the Chief Executive Officer of the Company may from time to time submit names of Employees to the Compensation Committee for its approval of such Employees' participation in the Plan, which approval shall be at the sole discretion of the Compensation Committee.

2.2. Participation. The Compensation Committee shall notify each Eligible Employee in writing of his or her eligibility to participate in the Plan and, in the sole discretion of the Compensation Committee, of any Start-Up Benefit granted to such Eligible Employee. Eligible Employees shall not become Participants until they have delivered to the Compensation Committee their written acceptance of the terms and conditions of the Plan and of any additional terms and conditions of their accrual of benefits pursuant to Article 4.

2.3. Re-Employed Participants. Any former Participant who has forfeited all or any part of his or her Accrued Benefit by reason of a termination of status as an Employee prior to age 55 and who is subsequently re-employed as an Employee on a substantially full-time basis shall be eligible to participate in the Plan in accordance with Sections 2.1 and 2.2, except that, unless otherwise agreed to in writing by the Compensation Committee, his or her prior Accrued Benefit shall remain forfeited and not be restored until the Participant has completed 5 Years of Service as an Eligible Employee following such re-employment. Any former Participant who terminates his or her status as an Employee on or after attaining age 55 shall be eligible to participate in the Plan upon re-employment as an Eligible Employee on a substantially full-time basis, but payment of such Participant's benefit under the Plan shall be suspended during such re-employment.

2.4. Termination of Participation. The Compensation Committee reserves the right, in its sole discretion, to suspend or terminate at any time any Participant's participation in all or any portion of the Plan by giving written notice thereof to the Participant, except that in no event shall such suspension or termination reduce the Vested Accrued Benefit of such Participant. A notice of suspension or termination of participation may relate to, but need not be limited to, a Participant's eligibility for benefit accrual, vesting or redetermination of Average Compensation, or all of the above.

                                    ARTICLE 3

                             VESTING AND FORFEITURES

3.1. Vesting. No Participant (other than members of the Senior Executive Committee on January 1, 1991) shall become vested under the Plan with respect to any Accrued Benefit prior to attaining age 55 while an Employee. Subject to the other provisions of this Article and Section 2.4, a Participant who has attained age 55 while an Employee and members of the Senior Executive Committee on January 1, 1991, shall become vested under this Plan with respect to his or her Accrued Benefit in accordance with the vesting schedule set forth below:

                                                                 Vested
Years of Service                                               Percentage
----------------                                               ----------
less than 5                                                        0%
   5                                                              50%
   6                                                              60%
   7                                                              70%
   8                                                              80%
   9                                                              90%
10 or more                                                       100%

       In addition, a Participant shall become vested under the Plan, regardless of Years of Service, (i) 100% upon such Participant's incurrence of a Total Disability while an Employee or (ii) in accordance with the terms of any employment agreement between such Participant and the Company.

3.2. Forfeiture Upon Death. Notwithstanding any other provision of the Plan, a Participant shall forfeit his or her Vested Accrued Benefit, in its entirety, upon the

       Participant's death, unless the Participant has terminated service as an Employee prior to his or her death and has elected to receive payment under the Plan in a form providing a survivor benefit, in which event such survivor benefit shall be paid in accordance with its terms.

3.3. Other Forfeitures. A Participant's Vested Accrued Benefit shall, to the extent not already paid, be forfeited in its entirety upon the Participant's termination of his or her status as an Employee for Cause or upon his or her breach of the provisions of Section 3.4. In addition, a Participant's Accrued Benefit, to the extent not vested in accordance with Section 3.1, shall be forfeited in its entirety upon the Participant's termination of service (other than for Total Disability) as an Employee prior to age 55.

3.4. Non-Competition. The payment of benefits defined in Article 4 to any Participant shall cease and, to the maximum extent permitted by law, all unpaid amounts shall be forfeited if, (i) the Participant uses or discloses to any third person any material trade secret or other material confidential information of the Company or its subsidiaries or affiliates, or (ii) within eighteen months following the Participant's termination of employment with the Company or any of its subsidiaries or affiliates before attaining age 62, the Participant competes, directly or indirectly, with any business of the Company or any of its subsidiaries or affiliates in which the

       Participant was engaged in at the time of such termination of employment (the "Former Business Activity"), unless such competition occurs more than 25 miles from any location of the Former Business Activity in existence at the time of such termination or the Participant obtains the prior written consent of the Compensation Committee. This Section will be applicable to competition as an investor, employee, consultant, officer or director; provided that nothing in this Section 3.4 shall prevent any such Participant's investment in the securities of any company so long as he does not own, directly or indirectly, more than 5% of the voting stock of such company.

                                    ARTICLE 4

                               RETIREMENT BENEFITS

4.1. Accrued Benefit. The Accrued Benefit of a Participant as of any determination date shall be stated in the form of a single life annuity for the Participant, commencing as of the date the Participant attains age 62 or, if later, the determination date (using the actuarial assumptions in effect on such date), and shall be for an amount equal to the sum of the Participant's EC Benefit plus SEC Benefit (which sum shall not be less than the Participant's Start-up Benefit or greater than 40% of the Participant's Average Compensation), reduced by the Offsets, further described below:

               EC Benefit. A Participant's EC Benefit is the product of (a) .243% (.00243), (b) the Participant's Average Compensation, and (c) the number of the Participant's calendar month of service as a member of the Executive Committee and not of the Senior Executive Committee; provided that in no event shall such product exceed 35% of the Participant's Average Compensation.

               SEC Benefit. A Participant's SEC Benefit is the product of (a) .278% (.00278), (b) the Participant's Average Compensation, and (c) the number of the Participant's calendar months of service as a member of the Senior Executive Committee; provided that in no event shall such product exceed 40% of the Participant's Average Compensation.

               Offsets. A Participant's Offsets are as follows: (i) The value of any benefit payable under any defined benefit plan of the Company or any of its subsidiaries or affiliates, plus (ii) the value of any vested benefit under any defined benefit plan or non-qualified supplemental retirement plan with respect to any business acquired by the Company or any of its subsidiaries or affiliates that has accrued to the Participant prior to the date of such acquisition, plus (iii) 100% of the Participant's Primary Social Security Benefit, plus (iv) the value of any other retirement benefit provided by any retirement plan maintained by the Company or any of its subsidiaries or affiliates other than benefits under a 401(k) plan, the Carson Pirie Scott & Co. Deferred Compensation Plan, and the P.A. Bergner & Co. Incentive Compensation Plan.

       A Participant who attains age 62 while an Employee shall not cease to accrue further benefits under the Plan unless the Participant has reached the maximum benefit limit set forth in Section 4.1. If the Participant accrues a further benefit after attaining age 62, the Participant's Accrued Benefit shall be determined as of the date of the last such accrual.

4.2. Time of Payment. A Participant shall be entitled to payment of the vested portion of his or her Accrued Benefit commencing upon the Participant's termination of his or her status as an Employee on or after attaining age 62; provided, however, that the Retirement Plan Committee in its discretion may, at the Participant's written request, accelerate or defer the commencement of payment to the date requested by the Participant. If a Participant becomes re-employed as an Employee on a substantially full-time basis after payment has commenced, payments under the Plan shall be suspended until the Participant terminates such reemployment.

4.3. Form of Payment. Unless an optional form of benefit is elected by a Participant in accordance with Section 4.4, a Participant's Vested Accrued Benefit shall be payable in the form of an annuity for the life of the Participant in accordance with the payroll practices of the Company for its executive officers. Actuarial principles adopted from time to time by the Retirement Plan Committee shall be used to determine the amount of each periodic payment and of the optional forms of payment. The amount of benefit under the Plan that would otherwise be payable to a Participant at age 62 shall be actuarially reduced, in accordance with the Actuarial Assumptions, if it commences to be paid prior to the Participant's 62nd birthday. If the commencement of payment of a Participant's benefit is deferred by the Retirement Plan Committee pursuant to Section 4.2 (other than by reason of re-employment) beyond the Participant's 62nd birthday, such benefit shall be actuarially increased in accordance with the Actuarial Assumptions.

4.4. Death Benefit. A death benefit shall be payable to the designated beneficiary of a Participant upon such Participant's death only if an optional form of benefit providing for a survivor benefit is selected by the Participant. Such death benefit shall be payable only if such Participant's death occurs at a time he is receiving benefits under the Plan under Section 4.2 (or was receiving benefits but had such benefits suspended as a result of reemployment in accordance with Section 4.2).

4.5. Optional Benefit Forms. When a Participant who is entitled to a Vested Accrued Benefit terminates service as an Employee, the Participant may elect an optional form of payment (other than a lump sum) as permitted by the Retirement Plan Committee at the time of such termination. All optional forms of payment shall be actuarially equivalent to the normal form of payment expressed in Section 4.3. The Retirement Plan Committee may, in its sole discretion, select the optional forms of payment permitted under the Plan except such optional forms shall always include (i) a joint and 50% survivor annuity and (ii) a joint and 100% survivor annuity. The Retirement Plan Committee, in its sole discretion, may prepay, in accordance with reasonable actuarial assumptions adopted from time to time by the Retirement Plan Committee, all or any portion of a Participant's Vested Accrued Benefit without penalty.

4.6. Simultaneous Death. In the event of the simultaneous death of a Participant and his or her designated beneficiary, it shall be presumed for purposes of this Article that the beneficiary of the Participant predeceased the Participant.

4.7. Designation of Beneficiary. A Participant who elects an optional form of benefit providing for a survivor benefit in the event of the Participant's death shall designate in writing one or more beneficiaries to receive such survivor benefit. Any such designation shall be irrevocable once payments have commenced.

                                    ARTICLE 5

                                     CLAIMS

5.1. Claims Procedure. If any Participant or his or her designated beneficiary has a claim for benefits which is not being paid, such claimant may file with the Retirement Plan Committee a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Retirement Plan Committee shall notify each claimant of its decision in writing by registered or certified mail within 60 days after its receipt of a claim or, under special circumstances, within 120 days after its receipt of a claim. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

5.2. Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within 60 days after notice of such denial is received by the claimant, a written request for review of such claim by the Compensation Committee. If a request is so filed, the Compensation Committee shall review the claim and notify the claimant in writing of its decision within 30 days after receipt of such request. In special circumstances, the Compensation Committee may extend for up to 30 additional days the deadline for its decision. The notice of the final decision of the Compensation Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Compensation Committee shall be final and binding on all parties.

                                    ARTICLE 6

                                   COMMITTEES

6.1. Quorum. A majority of the members of the Compensation Committee or Retirement Plan Committee, as the case may be, shall constitute a quorum for any meeting of such committee held with respect to the Plan, and the acts of a majority of the members of either such committee, whether at a meeting or approved in writing without a meeting shall be valid acts of such committee.

6.2. Duties. The Compensation Committee shall have the power, discretion, and duty to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Compensation Committee shall have the discretion and power to:

       (A) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, amend or supplement such rules and regulations;

       (B) construe the Plan in its sole discretion to the fullest extent permitted by law, which shall be final and conclusive upon all parties hereto;

       (C) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

       (D) establish actuarial principles and assumptions from time to time for use with respect to the Plan (unless such actuarial principles and assumptions are otherwise established by the Retirement Plan Committee as described in Sections 1.2 and 4.5); and

       (E) delegate all or any portion of the power to manage, operate and administer the Plan to the Retirement Plan Committee.

6.3. Binding Authority. The acts and determinations of the Compensation Committee or its duly authorized delegate within the powers conferred by the Plan shall be final and conclusive for all purposes of the Plan, and shall not be subject to any appeal or review. If challenged in court, any such act or determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based upon the evidence considered by the Compensation Committee or its duly authorized delegate at the time of such act or determination.

6.4. Exculpation. No member of the Compensation Committee or the Retirement Plan Committee shall be directly or indirectly responsible or otherwise liable by reason of any action or default as a member of that committee or of the exercise of or failure to exercise any power or discretion as such member, except for such action, default, exercise or failure to exercise resulting from such member's gross negligence or willful misconduct. No member of the Compensation Committee or the Retirement Plan Committee shall be liable in any way for the acts or defaults of any other member of the committee, or any of its advisors, agents or representatives.

6.5. Indemnification. The Company shall indemnify and hold harmless each member of the Compensation Committee or Retirement Plan Committee against any and all expenses and liabilities arising out of his or her own membership on either such committee, except expenses and liabilities arising out of a member's gross negligence or willful misconduct.

6.6. Compensation. Members of the Compensation Committee or Retirement Plan Committee who are employees of the Company shall not receive any compensation for their services rendered as such members. No other members of either such Committee shall receive any compensation for their services rendered as members unless otherwise agreed to by the Board of Directors of the Company, but such member shall be entitled to be reimbursed for reasonable expenses incurred by them in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

6.7. Information. The Company may furnish to the Committees in writing all information the Committees may deem appropriate for the exercise of their powers and duties in the administration of the Plan. Such information may include, but shall not be limited to, the names of all Participants, their earnings and their dates of birth,employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan, and the Committees shall be entitled to rely thereon without any investigation thereof.

6.8. Self-interest. No member of the Compensation Committee or the Retirement Plan Committee may act, vote or otherwise influence a decision of either such committee specifically relating to his or her benefits, if any, under the Plan.

                                    ARTICLE 7

                               GENERAL PROVISIONS

7.1. Non-Property Interest. Any Participant who may have or claim any interest in or right to any compensation, payment, or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

7.2. Disclosure. The Retirement Plan Committee shall make available to each Participant for examination at the principal office of the Company (or at such other location as may be determined by the Retirement Plan Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant under the Plan.

7.3. Other Rights. The Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other contract, arrangement, or pension, profit sharing or other compensation plan.

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

7.4. Amendment or Termination. Notwithstanding any other provision of the Plan, the Plan may be amended, modified, suspended, or terminated by the Compensation Committee in its sole discretion, except no such action, by itself, shall create a forfeiture of or otherwise reduce a Participant's Vested Accrued Benefit. No Participant or his or her spouse, heirs and beneficiaries shall have any contractual right to future benefits otherwise payable as of the date of termination of the Plan. Upon termination of the Plan, the Vested Accrued Benefits shall be payable in accordance with the terms of the Plan, except to the extent determined otherwise by the Compensation Committee.

7.5. Severability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

7.6. No Employment Rights. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Compensation Committee or Retirement Plan Committee shall be held or construed to confer upon any employee the right to a continuation of employment by the Company. Subject to any applicable employment contract, the Company reserves the right to dismiss any employee, or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

7.7. Incapacity. If the Retirement Plan Committee determines that a Participant or a designated beneficiary is unable to care for his or her affairs because of illness or accident or other physical or mental disability or because he or she is a minor, the Retirement Plan Committee may cause the payments due to such person to be made to another person (including a duly appointed guardian, committee or other legal representative) for his or her benefit without any responsibility of the Retirement Plan Committee to see to the application of such payment. Any such payment shall be a complete discharge of the Company's obligation to such person under the Plan.

7.8. Absence of Security Interest. The Plan is unfunded and any liability of the Company to any person with respect to benefits payable under the Plan shall give rise only to a claim as an unsecured creditor against the general assets of the Company.

7.9. Transferability of Rights. No Participant or spouse of a Participant shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which he may have at any time to receive payments of benefits hereunder, which benefits and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or the spouse of a Participant shall, in the sole discretion of the Compensation Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant, his joint or contingent annuitant or beneficiary, to any portion of the Plan benefits not previously paid.

7.10. Governing Law. The Plan shall be construed, administered, and enforced according to the laws of the State of Illinois except to the extent that such laws are preempted by the federal laws of the United States of America.

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                                    ARTICLE 8

                                CHANGE IN CONTROL

8.1 Effect of Change in Control on Vesting. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control, all Participants who remain employed with the Company at the time of a Change in Control shall become fully vested in their entire Accrued Benefit hereunder.

8.2 Effect of Change in Control on Distributions. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control, each Participant who remains employed with the Company at the time of a Change in Control shall receive an immediate single sum distribution of the entire present value of the Participant's Accrued Benefit within 60 days after the Participant's termination of employment for any reason if the termination occurs within two years after the Change in Control. Further, any Participant who terminated employment prior to the Change in Control and who is in pay status at the time of the Change in Control shall receive an immediate single sum distribution of the present value of the Participant's remaining Vested Accrued Benefit within 60 days after the Change in Control. For purposes of this Section 8.2, the present value of a Participant's Accrued Benefit shall be determined using either the interest rate used in the

       Actuarial Assumptions in effect with respect to the Plan at the time of the Change in Control or the interest rate or rates which would be used by the Pension Benefit Guaranty Corporation to value annuities (immediate or deferred, whichever is appropriate) for plans terminating as of the first day of the Plan Year during which the distribution is made, whichever results in the larger benefit. (Participants who are employed at the time of a Change in Control but who do not terminate employment within two years after the Change in Control and Participants who terminated employment prior to a Change in Control but who are not in pay status at the time of the Change in Control shall receive distribution of their Vested Accrued Benefits in accordance with Article 4 and the terms of this Plan without regard to this Section 8.2.)

8.3. Change in Control. For purposes of this Article 8, the term "Change in Control" shall have the same meaning as given it in the Carson Pirie Scott & Co. 1993 Stock Incentive Plan, as amended from time to time.